Rackspace Hosting Reports Second Quarter 2013 Results
For the quarter ended June 30, 2013:

•	Net revenue of $376 million grew 18% year-over-year and 3.8% from Q1 2013

•	Adjusted EBITDA(1) of $123 million grew 10% year-over-year and declined 1.5% from Q1 2013

•	Achieved Adjusted EBITDA margin of 32.8%, compared to 35.1% in Q2 2012 and 34.5% in Q1 2013

•	Net income of $22 million declined 11% year-over-year and 18.0% from Q1 2013

SAN ANTONIO - August 8, 2013 - Rackspace® Hosting, Inc. (NYSE: RAX), the open cloud company, announced financial results for the quarter ended June 30, 2013.
Net revenue for the second quarter of 2013 was $376 million, up 3.8% from the previous quarter and up 18% from the second quarter of 2012. Net revenue for the second quarter of 2013 was negatively impacted by currency exchange rates when compared to the previous quarter by $1.0 million and negatively impacted when compared to the second quarter of 2012 by $2.7 million.
Total server count increased to 98,884, up from 94,122 servers at the end of the previous quarter.
Adjusted EBITDA for the quarter was $123 million, a 1.5% decrease compared to the first quarter of 2013 and a 10% increase compared to the second quarter of 2012. The Adjusted EBITDA margin for the quarter was 32.8% compared to 34.5% in the previous quarter and 35.1% in the second quarter of 2012.
Consistent with prior periods, Adjusted EBITDA and Adjusted EBITDA margin were negatively impacted by a non-cash charge relating to data center operating leases. During the second quarter of 2013, the non-cash data center lease charge was $1.5 million.
Net income was $22 million for the quarter, down 18.0% from the previous quarter and down 11% from the second quarter of 2012. Net income margin for the quarter was 6.0% compared to 7.5% for the previous quarter and 7.9% in the second quarter of 2012.
Cash flow from operating activities was $106 million for the second quarter of 2013. Capital expenditures were $107 million, including $73 million for purchases of customer gear, $10 million for data center build outs, $2 million for office build outs and $22 million for capitalized software and other projects.
Adjusted Free Cash Flow(1) for the quarter was $11 million. Return on Capital(1) was 11.9% in the second quarter, compared to 15.1% in the prior quarter and 15.5% in the second quarter of 2012. Average monthly revenue per server was $1,298, compared to $1,308 in the prior quarter and $1,270 in the second quarter of 2012.
At the end of the second quarter of 2013, cash and cash equivalents were $263 million, and debt including capital lease obligations totaled $88 million.
On a worldwide basis, Rackspace employed 5,272 Rackers as of June 30, 2013, up from 5,043 in the previous quarter.

Rackspace Developments and Business Highlights

•
Rackspace ranks No. 56 on Computerworld's "100 Best Places To Work in IT" list. For the sixth consecutive year, the Company's unique culture, training opportunities and dynamic work environments have earned Rackspace a spot on this prestigious list. Computerworld's annual "Best Places to Work in IT" feature has ranked the top 100 work environments for technology professionals since 1994. The list is based on a comprehensive questionnaire regarding company offerings in categories like benefits, diversity, career development, training and retention. Computerworld also conducts extensive surveys of IT workers, and their responses are a factor in determining the rankings.

•
Rackspace launched the latest version of the OpenStack-powered Rackspace Private Cloud Software built on the most recent stable release of OpenStack, Grizzly. Grizzly is the seventh and latest version of OpenStack based on the alphabetical naming of releases. This latest version of Private Cloud Software adds more than 230 new features that empower users to support production operations at scale, integrate into enterprise environments, manage virtual networks, use single sign-on and leverage external storage arrays all in their private cloud environments.

•
Rackspace was recognized in Gartner's first Magic Quadrant for European Managed Hosting, which reinforces our international ambitions. In the first ever European publication for Managed Hosting, Rackspace is featured as the market leader. Gartner assessed 15 providers of Managed Hosting for their "completeness of vision" and their "ability to execute." Our position in the Leaders Quadrant shows that our focus on Fanatical Support® and hybrid cloud is giving customers what they need from a partner.

•
Todd Cione was hired to lead our Americas Acquisition Sales division, and he brings more than two decades of experience developing successful sales and support teams across broad geographies. He spent his last 15 years at Microsoft, most recently based in Singapore and responsible for $4 billion in annual revenue for software, cloud services and enterprise services. At Rackspace, Cione's mission is to accelerate market-share gains and acquisition of new customers in the Americas, via both direct and channel sales.

•
Rick Jackson has joined Rackspace as our Chief Marketing Officer (CMO). Jackson will lead Rackspace's global marketing strategy and execution as the Company works to strengthen its leadership position around hybrid cloud. Jackson brings with him over 25 years of IT industry experience. Most recently, Jackson served as CMO at VMware, where he was responsible for leading the company's global marketing strategy. As an early advocate of hybrid cloud computing, Jackson shares Rackspace's enthusiasm for open source-based cloud technologies and customer choice.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 888-452-4005 from the United States and Canada or dial 719-457-2089 from abroad and reference pass code 1389877. A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com.

About Rackspace Hosting

Rackspace Hosting (NYSE: RAX) is the open cloud company, delivering open technologies and powering more than 200,000 customers worldwide. Rackspace provides its renowned Fanatical Support across a portfolio of IT products, including Public Cloud, Private Cloud, Hybrid Hosting and Dedicated Hosting. The company offers choice, flexibility and freedom from vendor lock-in. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company, is featured on Fortune's list of 100 Best Companies to Work For and is included on the Dow Jones Sustainability Index. Rackspace was positioned in the Leaders quadrant by Gartner Inc. in the 2013 "Magic Quadrant for Managed Hosting in North America” and "Magic Quadrant for European Managed Hosting." Rackspace is headquartered in San Antonio with offices and data centers around the world. For more information, visit www.rackspace.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended March 31, 2013, filed with the SEC on March 1, 2013, and in Rackspace Hosting’s Form 10-Q for the quarter ended June 30, 2013, expected to be filed later this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013
Net revenue	$318,990	$362,200	$375,847	$620,345	$738,047
Costs and expenses:
Cost of revenue (1)	102,572	113,610	117,658	202,653	231,268
Research and development (1)	16,742	22,773	26,776	30,189	49,549
Sales and marketing (1)	41,310	49,814	52,269	81,596	102,083
General and administrative (1)	55,854	63,079	69,280	111,160	132,359
Depreciation and amortization	61,808	70,111	74,460	116,959	144,571
Total costs and expenses	278,286	319,387	340,443	542,557	659,830
Income from operations	40,704	42,813	35,404	77,788	78,217
Other income (expense):
Interest expense	(1,233)	(940)	(833)	(2,505)	(1,773)
Interest and other income (expense)	(405)	199	(303)	(268)	(104)
Total other income (expense)	(1,638)	(741)	(1,136)	(2,773)	(1,877)
Income before income taxes	39,066	42,072	34,268	75,015	76,340
Income taxes	13,932	14,811	11,901	26,701	26,712
Net income	$25,134	$27,261	$22,367	$48,314	$49,628

Net income per share
Basic	$0.19	$0.20	$0.16	$0.36	$0.36
Diluted	$0.18	$0.19	$0.16	$0.34	$0.34

Weighted average number of shares outstanding
Basic	135,033	137,742	138,011	134,045	139,463
Diluted	140,786	143,177	142,178	140,396	144,180

(1)
Certain reclassifications have been made to prior period amounts for the three and six months ended June 30, 2012 in order to conform to the current year’s presentation. For more information, refer to our Form 10-Q for the quarter ended June 30, 2013.

Consolidated Balance Sheets

(In thousands)	December 31, 2012	June 30, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$292,061	$263,052
Accounts receivable, net of allowance for doubtful accounts and customer credits of $4,236 as of December 31, 2012 and $3,720 as of June 30, 2013	92,834	102,591
Deferred income taxes	10,320	20,770
Prepaid expenses	25,195	21,897
Other current assets	4,835	8,464
Total current assets	425,245	416,774

Property and equipment, net	724,985	802,666
Goodwill	68,742	76,831
Intangible assets, net	23,802	26,100
Other non-current assets	52,777	55,557
Total assets	$1,295,551	$1,377,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,174	$113,421
Accrued compensation and benefits	48,404	49,673
Income and other taxes payable	21,550	15,458
Current portion of deferred revenue	17,265	17,803
Current portion of obligations under capital leases	61,302	50,245
Current portion of debt	1,744	1,808
Total current liabilities	255,439	248,408

Non-current liabilities:
Deferred revenue	3,695	4,833
Obligations under capital leases	60,335	35,237
Debt	1,991	1,144
Deferred income taxes	71,081	83,423
Deferred rent	32,293	36,887
Other liabilities	27,070	34,099
Total liabilities	451,904	444,031

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	138	139
Additional paid-in capital	515,188	567,738
Accumulated other comprehensive loss	(8,089)	(20,018)
Retained earnings	336,410	386,038
Total stockholders’ equity	843,647	933,897
Total liabilities and stockholders’ equity	$1,295,551	$1,377,928

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013
Cash Flows From Operating Activities
Net income	$25,134	$27,261	$22,367	$48,314	$49,628
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	61,808	70,111	74,460	116,959	144,571
Loss (gain) on disposal of equipment, net	86	240	(15)	365	225
Provision for bad debts and customer credits	1,678	1,060	1,301	3,133	2,361
Deferred income taxes	(1,602)	6,553	(8,444)	2,673	(1,891)
Deferred rent	2,120	3,965	1,519	4,050	5,484
Share-based compensation expense	9,375	12,183	13,315	17,884	25,498
Excess tax benefits from share-based compensation arrangements	(9,601)	(4,299)	(11,898)	(29,836)	(16,197)
Changes in certain assets and liabilities
Accounts receivable	(10,306)	(6,268)	(7,220)	(19,314)	(13,488)
Prepaid expenses and other current assets	6,172	(5,637)	5,081	7,880	(556)
Accounts payable and accrued expenses	19,321	3,062	12,473	26,179	15,535
Deferred revenue	(791)	1,242	823	705	2,065
All other operating activities	1,534	4,320	2,437	714	6,757
Net cash provided by operating activities	104,928	113,793	106,199	179,706	219,992

Cash Flows From Investing Activities
Purchases of property and equipment	(69,385)	(105,541)	(119,836)	(134,006)	(225,377)
Acquisitions, net of cash acquired	—	(6,203)	—	(712)	(6,203)
All other investing activities	32	8	(380)	39	(372)
Net cash used in investing activities	(69,353)	(111,736)	(120,216)	(134,679)	(231,952)

Cash Flows From Financing Activities
Principal payments of capital leases	(17,769)	(18,938)	(16,612)	(35,042)	(35,550)
Principal payments of notes payable	(440)	(51)	(846)	(879)	(897)
Payments for deferred acquisition obligations	(2,900)	(1,179)	(59)	(4,726)	(1,238)
Receipt of Texas Enterprise Fund Grant	—	—	—	3,500	—
Proceeds from employee stock plans	5,462	1,714	4,686	17,843	6,400
Excess tax benefits from share-based compensation arrangements	9,601	4,299	11,898	29,836	16,197
Net cash provided by (used in) financing activities	(6,046)	(14,155)	(933)	10,532	(15,088)

Effect of exchange rate changes on cash and cash equivalents	(612)	(1,336)	(625)	33	(1,961)

Increase (decrease) in cash and cash equivalents	28,917	(13,434)	(15,575)	55,592	(29,009)

Cash and cash equivalents, beginning of period	186,531	292,061	278,627	159,856	292,061

Cash and cash equivalents, end of period	$215,448	$278,627	$263,052	$215,448	$263,052

Supplemental cash flow information:
Non-cash purchases of property and equipment	$12,583	$19,858	$(13,311)	$30,278	$6,547

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Growth
Dedicated cloud, net revenue	$246,417	$256,559	$265,585	$271,311	$276,845
Public cloud, net revenue	$72,573	$79,426	$87,324	$90,889	$99,002
Net revenue	$318,990	$335,985	$352,909	$362,200	$375,847
Revenue growth (year over year)	29.0%	27.0%	24.6%	20.2%	17.8%

Net upgrades (monthly average)	1.7%	1.6%	1.2%	0.9%	1.5%
Churn (monthly average)	-0.8%	-0.8%	-0.7%	-0.8%	-0.8%
Growth in installed base (monthly average) (2)	1.0%	0.8%	0.5%	0.1%	0.7%

Number of employees (Rackers) at period end	4,528	4,596	4,852	5,043	5,272
Number of servers deployed at period end	84,978	89,051	90,524	94,122	98,884
Average monthly revenue per server	$1,270	$1,287	$1,310	$1,308	$1,298

Profitability
Income from operations	$40,704	$45,330	$49,623	$42,813	$35,404
Depreciation and amortization	$61,808	$63,972	$68,914	$70,111	$74,460
Share-based compensation expense
Cost of revenue	$2,068	$2,499	$2,759	$2,519	$2,735
Research and development	$1,340	$1,677	$1,459	$1,747	$2,051
Sales and marketing	$1,436	$2,021	$1,764	$1,658	$1,744
General and administrative	$4,531	$6,221	$5,262	$6,259	$6,785
Total share-based compensation expense	$9,375	$12,418	$11,244	$12,183	$13,315
Adjusted EBITDA (1)	$111,887	$121,720	$129,781	$125,107	$123,179

Adjusted EBITDA margin	35.1%	36.2%	36.8%	34.5%	32.8%

Operating income margin	12.8%	13.5%	14.1%	11.8%	9.4%

Income from operations	$40,704	$45,330	$49,623	$42,813	$35,404
Effective tax rate	35.7%	38.3%	38.8%	35.2%	34.7%
Net operating profit after tax (NOPAT) (1)	$26,173	$27,969	$30,369	$27,743	$23,119
NOPAT margin	8.2%	8.3%	8.6%	7.7%	6.2%

Capital efficiency and returns
Interest bearing debt	$149,226	$150,112	$125,372	$105,807	$88,434
Stockholders' equity	$714,819	$781,934	$843,647	$879,035	$933,897
Less: Excess cash	$(177,169)	$(217,333)	$(249,712)	$(235,163)	$(217,950)
Capital base	$686,876	$714,713	$719,307	$749,679	$804,381
Average capital base	$674,461	$700,795	$717,010	$734,493	$777,030
Capital turnover (annualized)	1.89	1.92	1.97	1.97	1.93

Return on capital (annualized) (1)	15.5%	16.0%	16.9%	15.1%	11.9%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Capital expenditures
Cash purchases of property and equipment	$69,385	$53,449	$82,919	$105,541	$119,836
Non-cash purchases of property and equipment	$12,583	$31,934	$5,096	$19,858	$(13,311)
Total capital expenditures	$81,968	$85,383	$88,015	$125,399	$106,525

Customer gear	$53,746	$51,026	$60,099	$85,690	$73,022
Data center build outs	$3,285	$5,767	$7,768	$13,228	$10,085
Office build outs	$4,015	$3,413	$2,288	$7,860	$1,683
Capitalized software and other projects	$20,922	$25,177	$17,860	$18,621	$21,735
Total capital expenditures	$81,968	$85,383	$88,015	$125,399	$106,525

Infrastructure capacity and utilization
Megawatts under contract at period end	58.0	58.0	61.1	59.4	59.6
Megawatts available for use at period end	32.7	33.7	36.9	38.8	44.4
Megawatts utilized at period end	22.7	23.5	24.0	24.7	26.0
Annualized net revenue per average Megawatt of power utilized	$57,867	$58,179	$59,437	$59,499	$59,305

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Net revenue	$318,990	$335,985	$352,909	$362,200	$375,847
Costs and expenses:
Cost of revenue	102,572	107,348	109,012	113,610	117,658
Research and development	16,742	19,528	20,211	22,773	26,776
Sales and marketing	41,310	41,109	43,467	49,814	52,269
General and administrative	55,854	58,698	61,682	63,079	69,280
Depreciation and amortization	61,808	63,972	68,914	70,111	74,460
Total costs and expenses	278,286	290,655	303,286	319,387	340,443
Income from operations	40,704	45,330	49,623	42,813	35,404
Other income (expense):
Interest expense	(1,233)	(1,253)	(991)	(940)	(833)
Interest and other income (expense)	(405)	38	245	199	(303)
Total other income (expense)	(1,638)	(1,215)	(746)	(741)	(1,136)
Income before income taxes	39,066	44,115	48,877	42,072	34,268
Income taxes	13,932	16,918	18,970	14,811	11,901
Net income	$25,134	$27,197	$29,907	$27,261	$22,367

	Three Months Ended
(Percent of net revenue)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.2%	32.0%	30.9%	31.4%	31.3%
Research and development	5.2%	5.8%	5.7%	6.3%	7.1%
Sales and marketing	13.0%	12.2%	12.3%	13.8%	13.9%
General and administrative	17.5%	17.5%	17.5%	17.4%	18.4%
Depreciation and amortization	19.4%	19.0%	19.5%	19.4%	19.8%
Total costs and expenses	87.2%	86.5%	85.9%	88.2%	90.6%
Income from operations	12.8%	13.5%	14.1%	11.8%	9.4%
Other income (expense):
Interest expense	(0.4)%	(0.4)%	(0.3)%	(0.3)%	(0.2)%
Interest and other income (expense)	(0.1)%	0.0%	0.1%	0.1%	(0.1)%
Total other income (expense)	(0.5)%	(0.4)%	(0.2)%	(0.2)%	(0.3)%
Income before income taxes	12.2%	13.1%	13.8%	11.6%	9.1%
Income taxes	4.4%	5.0%	5.4%	4.1%	3.2%
Net income	7.9%	8.1%	8.5%	7.5%	6.0%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Net revenue	$318,990	$335,985	$352,909	$362,200	$375,847

Income from operations	$40,704	$45,330	$49,623	$42,813	$35,404

Net income	$25,134	$27,197	$29,907	$27,261	$22,367
Plus: Income taxes	13,932	16,918	18,970	14,811	11,901
Plus: Total other (income) expense	1,638	1,215	746	741	1,136
Plus: Depreciation and amortization	61,808	63,972	68,914	70,111	74,460
Plus: Share-based compensation expense	9,375	12,418	11,244	12,183	13,315
Adjusted EBITDA	$111,887	$121,720	$129,781	$125,107	$123,179

Operating income margin	12.8%	13.5%	14.1%	11.8%	9.4%

Adjusted EBITDA margin	35.1%	36.2%	36.8%	34.5%	32.8%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013
Income from operations	$40,704	$45,330	$49,623	$42,813	$35,404
Effective tax rate	35.7%	38.3%	38.8%	35.2%	34.7%
Net operating profit after tax (NOPAT)	$26,173	$27,969	$30,369	$27,743	$23,119

Net income	$25,134	$27,197	$29,907	$27,261	$22,367

Total assets at period end	$1,138,728	$1,241,765	$1,295,551	$1,348,350	$1,377,928
Less: Excess cash	(177,169)	(217,333)	(249,712)	(235,163)	(217,950)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(148,091)	(177,328)	(175,128)	(197,686)	(178,552)
Less: Deferred revenue (current and non-current)	(19,227)	(18,483)	(20,960)	(21,811)	(22,636)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(107,365)	(113,908)	(130,444)	(144,011)	(154,409)
Capital base	$686,876	$714,713	$719,307	$749,679	$804,381

Average total assets	$1,114,061	$1,190,247	$1,268,658	$1,321,951	$1,363,139
Average capital base	$674,461	$700,795	$717,010	$734,493	$777,030

Return on assets (annualized)	9.0%	9.1%	9.4%	8.2%	6.6%
Return on capital (annualized)	15.5%	16.0%	16.9%	15.1%	11.9%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended	Six Months Ended
(In thousands)	June 30, 2013	June 30, 2013
Adjusted EBITDA	$123,179	$248,286
Non-cash deferred rent	1,519	5,484
Total capital expenditures	(106,525)	(231,924)
Cash payments for interest, net	(775)	(1,826)
Cash payments for income taxes, net	(5,911)	(9,750)
Adjusted free cash flow	$11,487	$10,270